UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2007
THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On December 31, 2007, The Talbots, Inc. (“Talbots”) entered into a second amendment (the “Loan Amendment”) to its term loan (the “Term Loan”), dated July 24, 2006, among Talbots, certain specified lenders and Mizuho Corporate Bank, Ltd., as arranger and administrative agent (collectively, the “Lenders”). The Loan Amendment has an effective date of January 4, 2008. Under the terms of the Loan Amendment, the Lenders have permitted Talbots to transfer certain assets to The Talbots Group, Limited Partnership (“TGLP”) in connection with the restructuring of Talbots and its subsidiaries.
     On December 31, 2007, TGLP executed a Guaranty for the benefit of the Lenders, thereby guaranteeing performance by TGLP of the obligations and covenants as set forth in the Term Loan Agreement.
     The foregoing summary is subject in all respects to the actual terms of the agreements, copies of which are attached as Exhibit 10.1 and 10.2 to the Form 8-K.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Waiver and Amendment No. 2 to the Term Loan Agreement, dated as of December 31, 2007 between The Talbots, Inc., the lenders from time to time party thereto and Mizuho Corporate Bank, Ltd., as arranger and administrative agent.

10.2	Guaranty, dated December 31, 2007, made by The Talbots Group, Limited Partnership, in favor of each of the Lenders and Mizuho corporate Bank, Ltd., as arranger and administrative agent for the Lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date January 7, 2008	By:	/s/ Carol Stone

Name: Carol Stone
Title: Vice President, Corporate Controller